Exhibit 99.1

Turning Point Therapeutics Announces Commencement of Public Offering of Common Stock

May 18, 2020

SAN DIEGO, May 18, 2020 (GLOBE NEWSWIRE) – Turning Point Therapeutics, Inc. (Nasdaq: TPTX), a precision oncology company developing next-generation therapies that target genetic drivers of cancer, today announced that it has commenced an underwritten public offering, subject to market and other conditions, to issue and sell $250,000,000 of shares of its common stock. In connection with the offering, Turning Point expects to grant the underwriters a 30-day option to purchase up to an additional 15 percent of the shares of common stock offered in the public offering. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Goldman Sachs & Co. LLC, SVB Leerink and Guggenheim Securities are acting as joint bookrunning managers for the offering. Wedbush PacGrow is acting as lead manager and H.C. Wainwright & Co. is acting as co-manager for the offering.

The securities described above are being offered by Turning Point pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was previously filed with and became effective by rule of the Securities and Exchange Commission (the “SEC”) on May 15, 2020. A preliminary prospectus supplement and accompanying prospectus relating to the proposed offering will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the proposed offering, when available, may be obtained from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, via telephone: 1-866-471-2526, or via email: prospectus-ny@ny.email.gs.com; SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at 1-800-808-7525, ext. 6218 or by email at syndicate@svbleerink.com; or Guggenheim Securities, LLC Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017 or by telephone at 212-518-5548, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Turning Point Therapeutics, Inc.

Turning Point is a clinical-stage precision oncology company with a pipeline of internally discovered investigational drugs designed to address key limitations of existing cancer therapies. The company’s lead drug candidate, repotrectinib, is a next-generation kinase inhibitor targeting the ROS1 and TRK oncogenic drivers of non-small cell lung cancer and advanced solid tumors. Repotrectinib, which is currently being studied in a registrational Phase 2 study in adults and a Phase 1/2 study in pediatric patients, has shown antitumor activity and durable responses among kinase inhibitor treatment-naïve and pre-treated patients. The company’s pipeline of drug candidates also includes TPX-0022, targeting MET, CSF1R and SRC, which is currently being studied in a Phase 1 trial of patients with advanced or metastatic solid tumors harboring genetic alterations in MET; TPX-0046, targeting RET and SRC, which is currently being studied in a Phase 1/2 trial of patients with advanced or metastatic solid tumors harboring genetic alterations in RET; and TPX-0131, a next-generation ALK inhibitor entering IND-enabling studies. Turning Point’s next-generation kinase inhibitors are designed to bind to their targets with greater precision and affinity than existing therapies, with a novel, compact structure that has demonstrated an ability to potentially overcome treatment resistance common with other kinase inhibitors. The company is driven to develop therapies that mark a turning point for patients in their cancer treatment.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements about Turning Point’s expectations regarding the completion and timing of the proposed offering, and its expectations with respect to granting the underwriters a 30-day option to purchase additional shares. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Turning Point’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with market conditions and the satisfaction of closing conditions related to the proposed public offering, risks and uncertainties associated with Turning Point’s business and finances in general, risks associated with the COVID-19 global pandemic, and the other risks described in Turning Point’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2020, the preliminary prospectus supplement relating to the proposed public offering and other filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Turning Point undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contact

Jim Mazzola

jim.mazzola@tptherapeutics.com

858-342-8272